Exhibit 99.1

VIASPACE Files Patent Application for Explosive Device Detection

- Technology Focuses on Detecting Suicide Bombers -

PASADENA, Calif., Feb. 16 — VIASPACE Inc. (OTC Bulletin Board: VSPC — News), a company that transforms proven space and defense technologies from NASA and the Department of Defense into hardware and software solutions, announced today that its wholly-owned subsidiary, Arroyo Sciences, Inc. has filed a patent application on its explosive device detection technology with the U.S. Patent and Trademark Office. The patent application, which is entitled “Explosive Device Detection Based On Differential Emissivity,” was filed on February 8, 2006. VIASPACE board member, Dr. Sandeep Gulati is the inventor.

Arroyo Sciences’ DEEPSCAN system is being developed as a real-time scanning system for isolating suicide bombers wearing or carrying camouflaged explosives from standoff distances of hundreds of feet. The DEEPSCAN system leverages advances in extremely high resolution, high sensitivity, long wavelength infrared detectors combined with VIASPACE’s proprietary sensor data fusion technology to identify “features of interest” based on differential emissivity.

The applications of the DEEPSCAN system are directed at the homeland security and defense markets, but can also be applied to commercial applications to detect theft and pilferage. Homeland security applications include scanning entrances to critical infrastructure such as government buildings and nuclear power plants; transportation facilities including airports, docks and subway entrances; border crossings; and other high traffic locations such as sporting events, concerts and public gatherings.

Dr. Carl Kukkonen, VIASPACE CEO, commented, “With this latest patent application, combined with the intellectual property licensed from Caltech, Arroyo Sciences is well positioned to make significant inroads into the homeland security and defense markets. Preventing suicide bombers is a top priority in the U.S. and around the world. Our strategy is to work with defense and security industry leaders to commercialize our suicide bomber detection technology and make it available to markets where safety is crucial.”

About VIASPACE: Unparalleled Knowledge. Unparalleled Solutions.

VIASPACE is a diversified technology company with knowledge and expertise in energy/fuel cells, microelectronics, sensors, homeland security and public safety, and information and computational technology. Founded in 1998 with the objective of transforming proven space and defense technologies from NASA and the Department of Defense into hardware and software solutions that solve today’s complex problems, VIASPACE benefits from important patent and software licenses from Caltech, which manages NASA’s Jet Propulsion Laboratory, and from relationships with research laboratories, universities, and other organizations within the advanced technology community. For more information, please visit our website at www.VIASPACE.com, or contact Investor Relations at (888) 359-9558, or IR@VIASPACE.com, or Public Relations at PR@VIASPACE.com.

About Arroyo Sciences:

Arroyo Sciences, a wholly-owned subsidiary of VIASPACE, is a pioneer of new technologies, products and services based upon sensor data fusion. Sensor fusion combines data from multiple sensors and observations, and automated inferences to deliver reliable decision support in critical applications where solution speed and confidence are of critical importance. Sensor data fusion technologies will expand existing capabilities, and improve the reliability and performance of systems that incorporate video, infrared, X-ray and gamma ray imaging, and other sensors. Arroyo Sciences is developing client- motivated solutions in markets that include homeland and commercial security, defense, transportation, and supply chain logistics.

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